LightPath Technologies Announces Expanded Distribution Network in Southern Asia, North America, Central America and South America

LightPath Technologies Expands Its Distribution Network by Designating WPG SA as LightPath's Distributor in Southern Asia and WPG Americas as LightPath's Distributor in North, Central and South America

ORLANDO, FL -- (Marketwire - October 07, 2009) - LightPath Technologies, Inc. (NASDAQ: LPTH), today announced it has entered into a non-exclusive distribution agreement with WPG Americas and WPG SA. Under the terms of the agreement, WPG Americas will distribute LightPath's broad range of optical products throughout the Americas. WPG SA will distribute LightPath's products in the following Southern Asian markets: Singapore, Thailand, Malaysia, the Philippines, India, and Vietnam.

Jim Gaynor, CEO of LightPath, commented, "The addition of WPG is a key part of LightPath's overall strategy to expand its channels to address high volume markets in Asia and worldwide. WPG has a well established distribution network and excellent relationships with large OEM manufacturers of opto-electronic systems. Our agreement with WPG gives LightPath more comprehensive sales coverage in the Americas and significantly expanded exposure throughout South Asia."

Rob Myers, Director of Sales for LightPath, commented, "We are excited to add WPG, a leader in the distribution of hi-tech components worldwide to our expanding distributor network. WPG will strongly enhance our market presence in regions that we consider key to our future growth."

"WPG Americas is very pleased to engage with LightPath. LightPath's broad portfolio of leading optical components complements the solutions we provide in several key markets including medical, instrumentation, communications, and defense," said Michael Hayman, Sr. Director Product & Technical Marketing for WPG Americas.

About WPG Americas, Inc.

Headquartered in San Jose, CA, WPG Americas Inc. is a member of WPG Holdings, a worldwide distributor of semiconductors, passive, electro-mechanical and display products. Founded in November 2007, WPGA is a franchised partner to technology leaders including Avago, Cree, Kemet, Opnext, ROHM, Samsung and Vishay.

About WPG Holdings

WPG Holdings, Asia's No. 1 Electronics Distributor, was founded in November 2005. WPG Holdings subsidiaries include five leading semiconductor distributors in Asia (WPI group, SAC group, RichPower group, Pernas group and AIT group) and serves as a franchise partner for over 200 world-wide brands, such as Analog Devices, Cree, Infineon, Intel, Kemet, NXP, ON Semi, Opnext, Skyworks, Texas Instruments, and Vishay with over 30 sales offices throughout Greater China and the Asia Pacific region, WPG Holdings is the World's third largest distributor of electronic components with sales in excess of $4.5 billion in 2008 (AIT Group excluded).

About LightPath Technologies, Inc.

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. LightPath has a strong patent portfolio that has been granted or licensed to us in these fields. LightPath common stock trades on the NASDAQ Capital Market under the stock symbol LPTH. For more information visit www.lightpath.com

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

GRADIUM® is a registered trademark of LightPath Technologies

Contact:
Michael Hayman
Sr. Director of Product Marketing
WPG Americas, Inc.
Phone: +1-408-392-8118
Email: michael.hayman@wpgamericas.com
Internet:  www.wpgamericas.com

Contact:
Rob Myers
Director of Sales
LightPath Technologies, Inc.
Phone: +1-407-382-4003 x333
Email: rmyers@lightpath.com
Internet:  www.lightpath.com